July 26, 1999


Ms. Santa M. Sasena, Partner
PricewaterhouseCoopers LLP
160 Federal Street
Boston, Massachusetts  02110


Dear Ms. Sasena:

On June 26, 1999, the Board of Trustees of the Evergreen Funds listed on the attached Exhibits voted not to retain PricewaterhouseCoopers LLP as the independent accountants for such funds listed on Exhibit I effective immediately and for such funds listed on Exhibit II effective upon completion of any audits for their respective fiscal years ending May 31, 1999. This action was recommended by the funds' Audit Committee on June 26, 1999.

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1.Effective June 26, 1999, the Board of Trustees of the Evergreen Fund specified on Exhibits I and II voted not to retain PricewaterhouseCoopers LLP as the funds' independent accountants. This action was recommended by the funds' Audit Committee on June 26, 1999.

2.PricewaterhouseCoopers LLP's reports on the funds' financial statements for fiscal years ended in 1999, 1998 and 1997, as applicable, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3.During the funds' fiscal years ended in 1999,  1998 and 1997,  as  applicable, and through July 22, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to each fund's next Form N-SAR (in accordance with Sub-Item 77k of Form N-SAR).

Sincerely,


Anthony Fisher
President and Treasurer
Evergreen Funds


                                Exhibit I
                                1940Act       1933 Act
Fund                          SEC File No:  SEC File No:  Fiscal Years Ending
Evergreen Short
Intermediate Bond Fund         811-7246      333-37643    June 30, 1999
Evergreen Capital
Preservation & Income Fund     811-7246      333-37625    June 30, 1999
Evergreen Intermediate
Term Bond Fund                 811-7246      333-37625    June 30, 1999


Evergreen Micro Cap Fund       811-8413      333-37613    September 30, 1999
Evergreen Select
Income Plus Fund               811-08365     333-36019    September 30, 1999
Evergreen Select
Fixed Income Fund              811-08365     333-36019    September 30, 1999
Evergreen Select
Core Bond Fund                 811-08365     333-36019    September 30, 1999
Evergreen Select
Total Return Bond Fund         811-08365     333-36019    September 30, 1999
Evergreen Select
Limited Duration Bond Fund     811-08365     333-36019    September 30, 1999
Evergreen Select
International Bond Fund        811-08365     333-36019    September 30, 1999
Evergreen Select
Adjustable Rate Fund           811-08365     333-36019    September 30, 1999


Evergreen Select
Treasury Money Market Fund     811-08405     333-37227    February 28, 2000
Evergreen Select
Money Market Fund              811-08405     333-37227    February 28, 2000
Evergreen Select
Municipal Money Market Fund 811-08405 333-37227 February 28, 2000 Evergreen Select 100%
Treasury Money Market Fund     811-08405     333-37227    February 28, 2000


Evergreen Diversified
Bond Fund                      811-7246      333-37643    April 30, 2000
Evergreen High Yield
Bond Fund                      811-7246      333-37625    April 30, 2000
Evergreen
U.S. Government Fund           811-7246      333-37433    April 30, 2000
Evergreen Strategic
Income Fund                    811-7246      333-37643    April 30, 2000

Exhibit II
                                1940Act       1933 Act
Fund                          SEC File No:  SEC File No:  Fiscal Years Ending
Evergreen Short-Intermediate
Municipal Bond Fund            811-08367     333-36033     May 31, 1999
Evergreen High Grade
Municipal Bond Fund            811-08367     333-36033     May 31, 1999
Evergreen Municipal
Bond Fund                      811-08367     333-36033     May 31, 1999